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                                                                    Exhibit 10.4

                            DIAMETRICS MEDICAL, INC.
                 SHARES OF SERIES H CONVERTIBLE PREFERRED STOCK
                 SHARES OF SERIES I CONVERTIBLE PREFERRED STOCK

                             SUBSCRIPTION AGREEMENT

                                                                December 6, 2005

Camden International
Longview Fund
Longview Equity Fund
Longview International Equity Fund
c/o 600 Montgomery Street, 44th Floor
San Francisco, CA 94111

Monarch Pointe Fund, Ltd.
Mercator Momentum Fund, LP
Mercator Momentum Fund III, LP
c/o M.A.G. Capital, LLC
555 South Flower Street, Suite 4200
Los Angeles, California 90071

Ocean Park Advisors, LLC
5710 Crescent Park East, Suite 334
Playa Vista, CA 90094

Ladies and Gentlemen:

      Diametrics Medical, Inc., a Minnesota corporation (the "COMPANY"), hereby confirms its agreement with Monarch Pointe Fund, Ltd. ("MONARCH"), Mercator Momentum Fund, LP ("MMF"), Mercator Momentum Fund III, LP, ("MMF III"), M.A.G. Capital, LLC ("MAG," and, together with Monarch, MMF and MMF III, the "MAG GROUP"), Ocean Park Advisors, LLC ("OCEAN PARK"), Camden International ("CAMDEN"), Longview Fund ("LONGVIEW"), Longview Equity Fund ("LONGVIEW EQUITY"), and Longview International Equity Fund ("LONGVIEW INTERNATIONAL," and, together with Camden, Longview, Longview Equity and Longview International, the "LONGVIEW GROUP"), as set forth below. The MAG Group, Ocean Park and the Longview Group are sometimes herein referred to collectively as the "PURCHASERS."

      1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the MAG Group and the Longview Group an aggregate of 27,889 shares (the "H SHARES") of its Series H Convertible Preferred Stock, par value $0.01 per share (the "SERIES H STOCK"), and to issue and to sell to Ocean Park an aggregate of 13,940 shares (the "I SHARES," and, together with the H Shares, the "SHARES") of its Series I Convertible Preferred Stock, par value $0.01 per share (the "SERIES I STOCK"), which Shares shall be convertible into shares (the "CONVERSION SHARES") of the Company's Common Stock (the "COMMON STOCK") in accordance with the formula set forth in the Certificates of Designation

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further described below. The rights, preferences and privileges of the Series H
Stock and of the Series I Stock are as set forth in the Certificate of Designation of Series H Preferred Stock and the Certificate of Designation of the Series I Preferred Stock, respectively, as filed with the Secretary of State of the State of Minnesota (the "CERTIFICATES OF DESIGNATION") in the forms attached hereto as Exhibit A-1 and Exhibit A-2. The numbers of Conversion Shares that each of the MAG Group and the Longview Group may acquire at any time are subject to limitation in the Certificates of Designation so that the aggregate number of shares of Common Stock of which each of (i) the MAG Group and all persons affiliated with any of the entities comprising it and (ii) the Longview Group and all persons affiliated with any of the entities comprising it have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) does not at any time exceed 9.99% of the Company's then outstanding Common Stock.

      The Shares are sometimes herein referred to as the "SECURITIES." This Agreement and the Certificates of Designation are sometimes herein collectively referred to as the "TRANSACTION DOCUMENTS."

      The Securities will be offered and sold to the Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, the "SECURITIES ACT"), in reliance on exemptions therefrom. The Company acknowledges that the holding period of the Securities for purposes of Rule 144 under the Securities Act shall have commenced on the same date as the instruments tendered in exchange for the Securities

      In connection with the sale of the Securities, the Company has made available (including electronically via the Commission's EDGAR system) to Purchasers its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") since January 1, 2000. These reports, forms, schedules, statements, documents, filings and amendments, are collectively referred to as the "DISCLOSURE DOCUMENTS." All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents.

      2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with Purchasers as follows:

         (a) The Disclosure Documents as of their respective dates did not (after giving effect to any updated disclosures therein), and as of the Closing Date as defined in Section 3 below will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed (after giving effect to any updated disclosures therein) or hereafter are filed with

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the Commission, complied and will comply in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.

         (b) Each of the Company and its subsidiaries set forth on Schedule A attached hereto (the "SUBSIDIARIES") has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "MATERIAL ADVERSE EFFECT"); as of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth on Exhibit B attached hereto; except as set forth in the Disclosure Documents or on Schedule A, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or "Blue Sky" laws) or voting; except as set forth in the Disclosure Documents, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company; except as set forth in the Disclosure Documents, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and except as set forth in the Disclosure Documents, there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company's or any Subsidiary's affairs, and such agreements, understandings and arrangements, if any, will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents.

         (c) The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of the Transaction Documents has been duly and validly authorized by all necessary corporate and shareholder action on the part of the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or

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affecting creditors' rights generally or (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the "ENFORCEABILITY EXCEPTIONS").

         (d) The Shares have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and nonassessable. The Conversion Shares issuable with respect to the Shares have been duly authorized and validly reserved for issuance, and when issued upon conversion of the Shares in accordance with the terms of the Certificates of Designation, will have been validly issued, fully paid and nonassessable. The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents. The stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.

         (e) No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the execution, delivery, or performance of any obligations under the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date,
(ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required, or (iii) the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect.

         (f) None of the Company or the Subsidiaries is, except as disclosed in the Schedule B attached hereto (the "MATERIAL ADVERSE EVENTS"), (i) in material violation of its articles of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as described in the Disclosure Documents, in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

         (g) The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets

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are subject, (ii) the articles of incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) (subject to shareholder approval of additional authorized shares in order to issue Conversion Shares) or
(iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries, which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

         (h) The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders' equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim unaudited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial and statistical data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and an independent certified public accountant has examined certain of such financial statements as set forth in its report included in the Disclosure Documents, as required by the Securities Act for an offering registered thereunder.

         (i) Except as described in the Disclosure Documents and Schedule B, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Disclosure Documents.

         (j) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their businesses as described in the Disclosure Documents. None of the Company or the Subsidiaries has received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

         (k) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all

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declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents ("PERMITS"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

         (l) Subsequent to the respective dates as of which information is given in the Disclosure Documents and Schedule B and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business or (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of capital stock by the Company), (iii) there has not been any material increase in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any event or condition, individually or in the aggregate, that has a Material Adverse Effect, and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

         (m) There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents and Schedule B. Except as described in the Disclosure Documents and Schedule B, none of the Company or the Subsidiaries is in default under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

         (n) Each of the Company and the Subsidiaries has good and marketable title to all real property described in the Disclosure Documents as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents or such as would not, individually or in the aggregate, have a Material Adverse Effect. All material leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect, in each case subject to the Enforceability Exceptions.

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         (o) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

         (p) None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

         (q) None of the Company or the Subsidiaries or, to the knowledge of any of such entities' directors, officers, employees, agents or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in the stabilization or manipulation of the price of the Common Stock.

         (r) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

         (s) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

         (t) Each of the Company and the Subsidiaries carries general liability insurance coverage comparable to other companies of its size and similar business.

         (u) Each of the Company and the Subsidiaries maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its material assets is permitted only in accordance with management's authorization and (D) the reported accountability for its material assets is compared with existing assets at reasonable intervals.

         (v) The Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Shares and the transactions contemplated by the Transaction Documents.

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         (w) The Common Stock is traded on the Over-the-Counter Bulletin Board
(the "OTC BULLETIN BOARD"). Except as described in the Disclosure Documents, the Company currently is not in violation of, and the consummation of the transactions contemplated by the Transaction Documents will not violate, any rule of the National Association of Securities Dealers.

         (x) The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Conversion Shares under the securities or "blue sky" laws of any jurisdiction within the United States that is the residence or domicile of any Purchaser.

         (y) To the Company's knowledge, none of the officers or directors of the Company (i) has been convicted of any crime (other than traffic violations or misdemeanors not involving fraud) or is currently under investigation or indictment for any such crime, (ii) has been found by a court or governmental agency to have violated any securities or commodities law or to have committed fraud or is currently a party to any legal proceeding in which either is alleged, or (iii) has been an officer, director, general partner, or managing member of an entity which has been the subject of such a proceeding.

      3. Purchase, Sale and Delivery of the Shares.

         (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the MAG Group and the Longview Group, and the MAG Group and the Longview Group agree to purchase from the Company, 27,889 Shares of Series H Stock as follows:

(i) Monarch agrees to purchase 4,086 Shares of Series H Stock in exchange for tendering 3,334 shares of Series G Convertible Preferred Stock of the Company (the "SERIES G STOCK") owned by Monarch, the Convertible Note in the principal amount of $510,000 plus accrued interest issued by the Company in favor of Monarch on December 14, 2004, and the Convertible Note in the principal amount of $85,000 plus accrued interest issued by the Company in favor of Monarch on May 2, 2005;

(ii) MMF agrees to purchase 2,686 Shares of Series H Stock in exchange for tendering 3,500 shares of Series F Convertible Preferred Stock of the Company (the "SERIES F STOCK") owned by MMF, 3,333 shares of Series G Stock owned by MMF, the Convertible Note in the principal amount of $230,000 plus accrued interest issued by the Company in favor of MMF on December 14, 2004, and the Convertible Note in the principal amount of $38,333 plus accrued interest issued by the Company in favor of MMF on May 2, 2005;

(iii) MMF III agrees to purchase 2,478 Shares of Series H Stock in exchange for tendering 6,500 shares of Series F Convertible Preferred Stock of the Company owned by MMF III, 3,333 shares of Series G Stock owned by MMF III, the Convertible Note in the principal amount of $160,000 plus accrued interest issued by the Company in favor of MMF III on December 14, 2004, and the Convertible Note in the principal amount of $26,667 plus accrued interest issued by the Company in favor of MMF III on May 2, 2005;

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(iv) MAG agrees to purchase 14,139 Shares of Series H Stock in exchange for tendering all of the BCC Securities which will have been received by MAG upon the closing of the BCC Transaction.

(v) Camden agrees to purchase 1,250 Shares of Series H Stock in exchange for tendering the Convertible Note in the principal amount of $250,000 plus accrued interest issued by the Company in favor of Camden on December 14, 2004;

(vi) Longview agrees to purchase 1,750 Shares of Series H Stock in exchange for tendering the Convertible Note in the principal amount of $350,000 plus accrued interest issued by the Company in favor of Longview on December 14, 2004;

(vii) Longview Equity agrees to purchase 1,000 Shares of Series H Stock in exchange for tendering the Convertible Note in the principal amount of $200,000 plus accrued interest issued by the Company in favor of Longview Equity on December 14, 2004; and

(viii) Longview International agrees to purchase 500 Shares of Series H Stock in exchange for tendering the Convertible Note in the principal amount of $100,000 plus accrued interest issued by the Company in favor of Longview International on December 14, 2004.

         (b) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to Ocean Park, and Ocean Park agrees to purchase from the Company, 13,794 Shares of Series I Stock in exchange for tendering all of the BCC Securities which will have been received by Ocean Park upon the closing of the BCC Transaction.

         (c) One or more certificates in definitive form for the Shares that the Purchasers have agreed to purchase shall be delivered by or on behalf of the Company, against delivery by or on behalf of each of the Purchasers, of the securities to be tendered or the cash purchase price to be paid, as applicable, pursuant to Sections 3(a) and 3(b) above. Such delivery of and payment for the Shares shall be made, with respect to Monarch, MMF, MMF III and MAG, at the offices of M.A.G. Capital, LLC, 555 South Figueroa Street, Suite 4200, Los Angeles, California 90071, with respect to Ocean Park at the offices of 5710 Crescent Park East, Suite 334, Playa Vista, California 90094, and, with respect to Camden, Longview, Longview Equity and Longview International, at the offices of 600 Montgomery Street, 44th Floor, San Francisco, CA 94111 on December 6, 2005 (the "CLOSING"), or at such other date and/or location as the Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "CLOSING DATE." Upon completion of the Closing, the Company agrees to reimburse MAG (unless the Company shall have done so prior to the Closing) for all legal fees and expenses incurred by the MAG Group related to the transactions contemplated herein up to $30,000, payable by wire transfer of immediately available funds to an account of MAG previously designated in writing.

      4. Certain Covenants of the Company. The Company covenants and agrees with each Purchaser as follows:

         (a) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

         (b) The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

         (c) None of the proceeds of the Shares will be used to reduce or retire, any insider note or convertible debt held by an officer or director of the Company.

         (d) Subject to Section 10 of this Agreement, the Conversion Shares will be tradable on the OTC Bulletin Board, or such market on which the Company's shares are subsequently listed or traded, immediately following their issuance.

         (e) The Company will use its best efforts to ensure that no officer or director of the Company sells any shares of Company Common Stock from the Closing Date until the date that is 90 days following the effective date of the Registration Statement, as defined in Section 9 below. The Company represents that each of its officers and directors is aware of this commitment and has agreed to use his or her best efforts not to sell any shares of Company Common Stock during this period.

         (f) The Company will use its best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents and to satisfy all conditions precedent on its part to the obligations of the Purchasers to purchase and accept delivery of the Securities.

      5. Conditions of the Purchasers' Obligations. The obligation of each Purchaser to purchase and pay for the Securities is subject to the following conditions unless waived in writing by each Purchaser:

         (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

         (b) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company's knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Securities or any Purchaser's activities in connection therewith or any other transactions

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contemplated by this Agreement, the other Transaction Documents or the
Disclosure Documents.

         (c) The Purchasers shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect of paragraphs 5(a) and (b).

         (d) The Purchasers shall have received an opinion of Dorsey & Whitney LLP, counsel to the Company, with respect to the authorization of the Shares and other customary matters in the form attached hereto as Exhibit B.

         (e) Ocean Park, MAG and Asset Managers International Limited ("AMIL") shall have entered into the letter agreement (the "Escrow Letter") dated November 9, 2005 relating to the deposit in escrow with Ocean Park of $750,000 to be loaned to the Company, in amounts determined by the Company and subject to approval by Ocean Park, against delivery of Convertible Secured Promissory Notes to MAG and AMIL.

         (f) The BCC Transaction shall have been consummated. "BCC TRANSACTION" shall mean a transaction in which BCC Acquisition II, LLC ("BCC"), AEOW 96, LLC, Gerald L. Cohn Revocable Trust, and the Hannah S. and Samuel A. Cohn Memorial Foundation (together with BCC, the "BCC GROUP") shall transfer to MAG and Ocean Park the following securities: Convertible Subordinated Notes in the principal amount of at least $7,284,083 issued by the Company on December 15, 2004, 5,000 shares of Series G Stock, and warrants to purchase 5,255,837 shares of the Company's Common Stock.

         (g) Bruce Comer and Heng Chuk shall have become members of the Board of Directors of the Company.

      6. Representations and Warranties of the Purchasers.

         (a) Each Purchaser represents and warrants to the Company that the Securities to be acquired by it hereunder (including the Conversion Shares that it may acquire upon conversion thereof) are being acquired for its own account for investment and with no intention of distributing or reselling such Securities (including the Conversion Shares that it may acquire upon conversion thereof) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State. Nothing in this Agreement, however, shall prejudice or otherwise limit a Purchaser's right to sell or otherwise dispose of all or any part of such Conversion Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any Person with respect to any of the Securities.

         (b) Each Purchaser understands that the Securities (including the Conversion Shares that it may acquire upon conversion thereof) have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except

(a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

            Each Purchaser agrees to the imprinting, so long as appropriate, of the following legend on the Securities (including the Conversion Shares that it may acquire upon conversion thereof):

      THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ("TRANSFERRED") IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. IN THE ABSENCE OF SUCH REGISTRATION, SUCH SHARES MAY NOT BE TRANSFERRED UNLESS, IF THE COMPANY REQUESTS, THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

            The legend set forth above may be removed if and when the Conversion Shares are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act. The Shares and the Conversion Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide each Purchaser, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable. Each Purchaser agrees that, in connection with any transfer of the Conversion Shares by it pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Shares or the Conversion Shares.

            (c) Each Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.

            (d) Each Purchaser represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

            (e) Each Purchaser represents and warrants to the Company that (i) the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principals of equity; (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to it; and (iii) the purchase of the Securities to be purchased by it does not impose any penalty or other onerous condition on Purchaser under or pursuant to any applicable law or governmental regulation.

            (f) Each Purchaser represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, partners, members, or controlling persons has taken, directly or indirectly, any actions designed, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock.

            (g) Each Purchaser acknowledges it or its representatives have reviewed the Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

            (h) Each Purchaser represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to their inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party ("THIRD PARTY REPORTS"). Each Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

            (i) Each Purchaser understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company's actual results may differ materially from those projected by the Company or its management in such forward-looking information.

            (j) Each Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and Purchaser hereby consents to such reliance.

      7. Certain Covenants of the Purchasers.

            (a) Each Purchaser agrees not to sell short the Company Common Stock as long as shares of the Series H Stock or Series I Stock are outstanding.

      8. Termination.

            (a) This Agreement may be terminated in the sole discretion of the Company by notice to each Purchaser if at the Closing Date:

                  (i) the representations and warranties made by any Purchaser in Section 6 are not true and correct in all material respects;

                  (ii) as to the Company, the sale of the Securities hereunder
(i) is prohibited or enjoined by any applicable law or governmental regulation or (ii) subjects the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or government regulation that would materially reduce the benefits to the Company of the sale of the Securities to the Purchasers, so long as such regulation, law or onerous condition was not in effect in such form at the date of this Agreement;

                  (iii) the Escrow Letter has not been entered into by Ocean Park, AMIL, and Monarch; or

                  (iv) the BCC Transaction has not been consummated.

            (b) This Agreement may be terminated in the discretion of the Purchasers by notice to the Company given in the event that the Company shall have failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, or if after the execution and delivery of this Agreement and immediately prior to the Closing Date trading in securities of the Company or in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National or Small Cap Market or the OTC Bulletin Board shall have been suspended or minimum or maximum prices shall have been established on any such exchange.

            (c) This Agreement may be terminated by mutual written consent of all parties.

      9. Registration.

            (a) Within 120 days from the Closing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of 420,160,000 Conversion Shares (the "REGISTRABLE SECURITIES") for an offering to be made on a continuous basis pursuant to Rule 415 (the "REGISTRATION STATEMENT"). The Company shall use diligent efforts to cause such Registration Statement to become effective as soon as practicable within 90 days after the initial filing with the SEC, but shall not be liable for any damages should such effectiveness be delayed by the SEC review process.

            (b) The Company shall use diligent efforts to keep such Registration Statement (and Second Registration Statement, if applicable) continuously effective under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold and (ii) the date that the Corporation receives an opinion of counsel to the Corporation that all of the Registrable Securities may be freely traded without registration under the Securities Act, under Rule 144 promulgated under the Securities Act or otherwise.

      10. Failure to File Registration Statement. If the Company fails to file the Registration Statement, as referenced above in Section 9(a), the Company shall pay the Purchasers an amount equal to $200 for each day that the filing is late, to be allocated pro rata according to each Purchaser's individual investment in Series H Stock.

      11. Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to a Purchaser, to the address(es) set forth on the signature page hereto.

                              If to the Company:

                              Diametrics Medical, Inc.
                              3050 Centre Pointe Drive
                              Roseville, Minnesota 55113
                              Attention:  Chief Financial Officer
                              Facsimile:  651/639-8549

                              with a copy to:

                              Dorsey & Whitney LLP
                              50 South Sixth Street, Suite 1500
                              Minneapolis, Minnesota 55402
                              Attention:  Kenneth L. Cutler
                              Facsimile:  612/340-7800

            All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. or on a date that is not a business day. Change of a party's address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

      12. Survival Clause. The respective representations, warranties, agreements and covenants of the Company and the Purchasers set forth in this Agreement shall survive until the first anniversary of the Closing.

      13. Fees and Expenses. The Company agrees to pay, within three (3) days of Closing, the documented legal fees and expenses of the Purchasers, as contemplated in Section 3 hereto. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Certificates of Designation or either of them, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

      14. Successors. This Agreement shall inure to the benefit of and be binding upon Purchasers and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other party.

      15. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company and the Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

      16. Entire Agreement. This Agreement, together with Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

      17. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

      18. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT ONLY IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, CALIFORNIA AND HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

      19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                             Signature page follows.

      If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Purchasers.

                              Very truly yours,

                              Diametrics Medical, Inc.

                              By: /s/ W. Bruce Comer
                                  -------------------------------
                                    Name:
                                    Title: CEO

ACCEPTED AND AGREED:


Monarch Pointe Fund, Ltd.             Mercator Momentum Fund, LP

By:      /s/ H. Harry Aharonian       By:          /s/ H. Harry Aharonian
         ----------------------                   -----------------------
Name:                                 Name:
         ----------------------                   -----------------------
Its:     Portfolio Manager            Its:        Portfolio Manager
         ----------------------                   -----------------------

Mercator Momentum Fund III, LP        M.A.G. Capital, LLC

By:      /s/ H. Harry Aharonian       By:         /s/ H. Harry Aharonian
         ----------------------                   -----------------------
Name:                                 Name:
         ----------------------                   -----------------------
Its:     Portfolio Manager            Its:        Portfolio Manager
         ----------------------                   -----------------------

Ocean Park Advisors, LLC              Camden International

By:      /s/ W. Bruce Comer           By:         /s/ Dierdre M. McCoy
         ----------------------                   -----------------------
Name:                                 Name:
         ----------------------                   -----------------------
Its:     CEO                          Its:        Director
         ----------------------                   -----------------------


Longview Fund                         Longview Equity Fund

By:      /s/ S. Michael Rudolph       By:         /s/ S. Michael Rudolph
         ----------------------                   -----------------------
Name:                                 Name:
         ----------------------                   -----------------------
Its:     CFO                          Its:        CFO
         ----------------------                   -----------------------


Longview International Equity Fund

By:      /s/ S. Michael Rudolph
         ----------------------
Name:
         ----------------------
Its:     CFO
         ----------------------


Addresses for Notice:

Longview Fund                            Monarch Pointe Fund, Ltd.
Longview Equity Fund                     Mercator Momentum Fund, LP
Longview International Equity Fund       Mercator Momentum Fund III, LP
c/o 600 Montgomery 44th Floor            c/o M.A.G. Capital, LLC
San Francisco, CA 94111-2702             555 South Flower Street, Suite 4200
                                         Los Angeles, California 90071
with copy to:
                                         with copy to:
Edward Grushko, Esq.
551 5th Avenue, Suite 1601               David C. Ulich, Esq.
New York, NY 10176                       Sheppard, Mullin, Richter & Hampton LLP
Facsimile: (212) 697-3575                333 South Hope Street, 48th Floor
                                         Los Angeles, California 90071
                                         Facsimile: (213) 620-1398


Ocean Park Advisors, LLC                 Camden International, Ltd.
c/o Bruce Comer III                      c/o Euro-Dutch Trust Company, Ltd.
5710 Crescent Park E., Suite 334         Charlotte House
Playa Vista, CA 90034                    Charlotte Street
Fax: 310-745-0855                        P.O. Box N-9204
                                         Nassau, Bahamas

                                   Schedule A

                                  Subsidiaries


      Diametrics Medical, Ltd.

      TGC Research Limited

                                   SCHEDULE B

                             Material Adverse Events

a) Judgment no. 05-02389 entered in the Court of Common Pleas, Chester County, PA, on March 24, 2005 against the Company in favor of Liberty Property Limited Partnership for the amount of $136,945, relating to the Company's default under the terms of a commercial lease agreement dated January 20, 1999 and as amended on March 25, 2002, for the lease of the premises at 293 Great Valley Parkway, Malvern, Pennsylvania.

b) The Company's breach of the terms of a commercial lease agreement dated September 26, 2003 with the AM Minnesota Funding Company, Inc., for lease of the premises at 3050 Centre Pointe Drive, Roseville, Minnesota. The outstanding contingent liability for past due rent and remaining rent under the lease agreement, net of the security deposit held by the landlord, is $164,118.

c) BCC sold participations in the Convertible Senior Secured Notes due August 4, 2005 (the "2005 Notes") to certain investors. BCC secured the consent to the assignment to MAG and OPA of the 2005 Notes from of all but one of the participants (the "Remaining Participant"), whose interest is equal to $15,917 principal amount of the Note, plus accrued interest. This liability may remain outstanding at the time of the Closing. BCC will use commercially reasonable efforts to secure the consent of the Remaining Participant to transfer its interest to Ocean Park and MAG and has agreed to indemnify Diametrics Medical, Inc. if such consent is not secured by December 31, 2005.

                                   Exhibit A-1

                          Certificate of Designation of
                      Series H Convertible Preferred Stock
                                       of
                            Diametrics Medical, Inc.

                                   Exhibit A-2

                          Certificate of Designation of
                      Series I Convertible Preferred Stock
                                       of
                            Diametrics Medical, Inc.

                                    Exhibit B

                              Form of Legal Opinion

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with corporate power to conduct any lawful business activity.

      2. The Company has the corporate power to execute, deliver and perform the Transaction Documents. The Transaction Documents have been duly authorized by all requisite corporate action by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their terms.

      3. The authorized capital stock of the Company consists of 5,000,000 shares of Preferred Stock, $0.01 par value and 1,000,000,000 shares of Common Stock, $0.01 par value. Upon the filing of the Certificate of Designation, the shares of the Company's Series H Stock and Series I Stock have been duly authorized and, upon issuance, delivery, and payment therefor as described in the Subscription Agreement, will be validly issued, fully paid and nonassessable. 420,160,000 shares of the Company's Common Stock initially issuable upon conversion of the shares of Series H Stock and Series I Stock have been duly authorized and reserved for issuance and, upon issuance and delivery as described in the Certificate of Designation, when filed, will be validly issued, fully paid and nonassessable.

      4. The Company's execution and delivery of the Transaction Documents and the issue and sale of the Shares, on the terms and conditions set forth in the Subscription Agreement, will not violate any law of the State of Minnesota, any rule or regulation of any governmental authority or regulatory body of the State of Minnesota or any provision of the Company's Amended and Restated Articles of Incorporation or Bylaws.

      5. No consent, approval, order or authorization of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the issuance and sale of the Shares pursuant to the Transaction Documents, except such as have been obtained or made and such as may be required under applicable securities laws.

      6. On the assumption that the representations of the Purchasers in the Subscription Agreement are correct, the offer and sale of the Shares pursuant to the terms of the Subscription Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirements of Minnesota securities statutes and regulations, and, under such securities laws as they presently exist, the issuance of the Company's Common Stock upon conversion of the Shares would also be exempt from such registration and qualification requirements.

      7. We know of no pending or overtly threatened action, proceeding or governmental investigation with respect to the Company's sale of Series H Stock and Series I Stock pursuant to the Transaction Documents.


                                      -1-